As filed with the Securities and Exchange Commission on December 9, 2005

Registration No. 333-109836

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NU SKIN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	87-0565309 (I.R.S. Employer Identification Number)

75 West Center Street

Provo, Utah 84601

(801) 345-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Truman Hunt

Chief Executive Officer

Nu Skin Enterprises, Inc.

75 West Center Street

Provo, Utah 84601

(801) 345-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

D. Matthew Dorny, Esq. Nu Skin Enterprises, Inc. 75 West Center Street Provo, Utah 84601 (801) 345-1000	Kevin P. Kennedy, Esq. Simpson Thacher & Bartlett LLP 3330 Hillview Avenue Palo Alto, California 94304 (650) 251-5000

RECENT EVENTS: DEREGISTRATION

The Registrant registered 750,000 shares of its class A common stock, par value $0.001 per share (the “Common Stock”), under the Registration Statement filed with the Securities and Exchange Commission on October 20, 2003 and subsequently amended on December 10, 2003, January 12, 2004, February 11, 2004 and July 26, 2004 (Registration No. 333-109836) (the “Registration Statement”). Pursuant to an amended and restated registration rights agreement dated September 18, 2003, entered into among the Registrant, Sandra N. Tillotson, The Sandra N. Tillotson Family Trust and the investors signatory thereto (filed as Exhibit 4.9 to the Registration Statement), the Registrant’s obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby removes the Common Stock from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on December 9, 2005.

NU SKIN ENTERPRISES, INC.

By:	/s/ D. MATTHEW DORNY
	Name:	D. Matthew Dorny
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* M. Truman Hunt	Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2005

* Ritch N. Wood	Chief Financial Officer (Principal Financial and Accounting Officer)	December 9, 2005

* Blake M. Roney	Chairman of the Board	December 9, 2005

* Sandra N. Tillotson	Director	December 9, 2005

* Daniel W. Campbell	Director	December 9, 2005

* E.J. “Jake” Garn	Director	December 9, 2005

* Paula F. Hawkins	Director	December 9, 2005

* Andrew D. Lipman	Director	December 9, 2005

* Jose Ferreira, Jr.	Director	December 9, 2005

*By:	/s/ D. MATTHEW DORNY
D. Matthew Dorny
Attorney-In-Fact